As filed with the Securities and Exchange Commission on May 14, 2001. Registration No. _____________

==============================================================================

             U.S. Securities and Exchange Commission
                      Washington, D.C. 20549


                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     TWO MOONS KACHINAS CORP.
                     ------------------------
          (Name of small business issuer in its charter)


         Nevada                      4541                     87-0656515
         ------                      ----                     ----------
(State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number) Identification No.)

                     9005 Cobble Canyon Lane
                        Sandy, Utah 84093
                          (801) 942-0555
                          --------------
  (Address and telephone number of principal executive offices)

                     9005 Cobble Canyon Lane
                        Sandy, Utah 84093
                        -----------------
             (Address of principal place of business
             or intended principal place of business)

                         David C. Merrell
                     9005 Cobble Canyon Lane
                        Sandy, Utah 84093
                          (801) 942-0555
                          --------------
    (Name, address and telephone number of agent for service)

                            Copies to:
                   Branden T. Burningham, Esq.
                  455 East 500 South, Suite 500
                    Salt Lake City, Utah 84111
                          (801) 363-7411
                          --------------

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]

     If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

==============================================================================

                          CALCULATION OF REGISTRATION FEE

Title of
Each                               Proposed          Proposed
Class of            Dollar         Maximum           Maximum
Securities          Amount         Offering          Aggregate     Amount of
to be               to be          Price per         Offering    Registration
Registered          Registered     Unit/Share          Price          Fee
----------          ----------     ----------          -----          ---

Common Stock        200,000        $1.00               $200,000       $ 50.00
                    Shares

==============================================================================

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            CROSS REFERENCE SHEET

Form SB-2 Item No. and Caption                       Prospectus Caption
------------------------------                       ------------------

Item 1. Front of Registration Statement and          Outside Front Cover
        Outside Front Cover Page of Prospectus

Item 2. Inside Front and Outside Back Cover Pages    Inside Front and Outside
        of Prospectus                                Back Cover Pages

Item 3. Summary Information and Risk Factors         Prospectus Summary; Risk
                                                     Factors

Item 4. Use of Proceeds                              Use of Proceeds

Item 5. Determination of Offering Price              Outside Front Cover

Item 6. Dilution                                     Dilution

Item 7. Selling Security Holders                     Selling Stockholders

Item 8. Plan of Distribution                         Outside Front Cover Page;
                                                     Plan of Distribution

Item 9. Legal Proceedings                            Legal Proceedings

Item 10.Directors, Executive Officers, Promoters     Directors, Executive
        and Control Persons                          Officers, Promoters
                                                     and Control Persons

Item 11.Security Ownership of Certain Beneficial     Security Ownership of
        Owners and Management                        Certain Beneficial
                                                     Owners and Management

Item 12.Description of Securities                    Outside Front Cover Page;
                                                     Description of Securities

Item 13.Interest of Named Experts and Counsel        Interest of Named Experts
                                                     and Counsel

Item 14.Disclosure of Commission Position on         Disclosure of Commission
        Indemnification for Securities Act           on Indemnification for
        Liabilities                                  Securities Act
                                                     Liabilities

Item 15.Organization Within the Last Five Years      Not Applicable

Item 16.Description of Business                      Description of Business

Item 17.Management's Discussion and Analysis         Management's Discussion
        or Plan of Operation                         and Analysis or Plan of
                                                     Operation

Item 18.Description of Property                      Prospectus Summary;
                                                     Description of Business;


Item 19.Certain Relationships and                    Certain Relationships and
        Transactions                                 Related Transactions

Item 20.Market for Common Equity and Related         Market for Common Equity
        Stockholder Matters                          and Related Stockholder
                                                     Matters

Item 21.Executive Compensation                       Executive Compensation


Item 22.Financial Statements                         Financial Statements

Item 23.Changes in and Disagreements with            Not Applicable
        Accountants on Accounting
        and Financial Disclosure

                     TWO MOONS KACHINAS CORP.

          Two Moons Kachinas Corp, a Nevada corporation, is offering 200,000 shares of common stock at $1.00 per share. For a complete description of the securities being offered, see the caption "Description of Securities."

          THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE THE CAPTION "RISK FACTORS," BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

          There is no public market for the shares.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------------------------------------------------------------
                                  Underwriting     Proceeds to Issuer
                    Price to      Discounts and    or Other Public Persons
                    Public        Commissions(1)   (2)
------------------------------------------------------------------------------
Per Share           $1.00               $0             $1.00
Total Maximum       $200,000            $0             $200,000
------------------------------------------------------------------------------

     (1) The shares will be sold by Two Moons Kachinas' directors and executive officers on a "direct participation" basis. As of the date of this prospectus, Two Moons Kachinas has not received any commitments to purchase the shares and it can not guarantee that it will be able to raise any specific dollar amount. The offering will end on _____________. Two Moons Kachinas' directors may extend the offering period to __________________, in their sole discretion. The proceeds of this offering will not be placed in escrow and will be available for Two Moons Kachinas' use immediately after they are received.

     (2) Before deducting estimated expenses of $15,000, all of which will be paid by Two Moons Kachinas.

            The date of this Prospectus is __________________.

                           TABLE OF CONTENTS

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . . .  3

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

Determination of Offering Price . . . . . . . . . . . . . . . . . . . . 10

Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

Selling Security Holders . . . . . . . . . . . . . . . . . . . . . . . .12

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . .12

Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

Directors, Executive Officers, Promoters and Control Persons . . . . . .13

Security Ownership of Certain Beneficial Owners and Management . . . . .15

Description of Securities . . . . . . . . . . . . . . . . . . . . . . . 16

Interest of Named Experts and Counsel . . . . . . . . . . . . . . . . . 17

Disclosure of Commission Position on Indemnification for Securities . . 18 Act Liabilities

Description of Business . . . . . . . . . . . . . . . . . . . . . . . . 19

Management's Discussion and Analysis or Plan of Operation . . . . . . . 22

Description of Property . . . . . . . . . . . . . . . . . . . . . . . . 23

Certain Relationships and Related Transactions . . . . . . . . . . . . .23

Market for Common Equity and Related Stockholder Matters . . . . . . . .23

Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . .24

Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . .24

Changes in and Disagreements with Accountants on Accounting and . . . . 44
Financial Disclosure

Dealer Prospectus Delivery Obligation . . . . . . . . . . . . . . . . . 44

                        PROSPECTUS SUMMARY
                        ------------------

                      Two Moons Kachinas Corp.
                      ------------------------

          You should carefully read our entire prospectus and financial statements and related notes. Unless the context requires otherwise, "we," "us," "our" and similar terms, as well as references to "Two Moons Kachinas," refer to Two Moons Kachinas Corp., a Nevada corporation.

          Two Moons Kachinas was formed on May 19, 2000, and has only recently begun minimal operations.

          Two Moons Kachinas was organized for the purpose of marketing and selling high-end Kachina dolls.

                           The Offering
                           ------------

Securities Offered . . . . . .200,000 shares of common stock.

Offering Price . . . . . . . .$1.00 per share.

Plan of Distribution . . . . .Two Moons Kachinas' directors and executive officers will offer the shares on a "direct participation" basis.

Securities Outstanding . . . .As of the date of this prospectus, 500,000 shares of our common stock are outstanding.

Transfer Agent . . . . . . . .Interwest Transfer Company, Inc., 1981 East
                              Murray-Holladay Road, Holladay, Utah 84117 (801) 272-9294, serves as Two Moons Kachinas' transfer agent and registrar for its outstanding securities.

Two Moons Kachinas . . . .    9005 Cobble Canyon Lane, Sandy, Utah 84093
                              (801) 942-0555

                           RISK FACTORS
                           ------------

          An investment in Two Moons Kachinas' shares is very speculative and involves substantial risks. In addition to the general investment risks and other information in this prospectus, you should carefully consider the following factors in deciding whether to invest in the shares.

Our lack of any operating history creates uncertainty about our chances of success.
--------

          Two Moons Kachinas was incorporated in May of 2000, and has not yet commenced its operations. You should be aware of the difficulties that new companies in a competitive industry normally encounter. We have limited evidence that our business plans will prove successful or that we will be able to market our products successfully. We can not assure you that we will be able to operate profitably in the future.

Management expects early losses.
--------------------------------

          Our business plan calls for us to purchase Kachina dolls from their manufacturers and to set up an internet retailing site. These activities will require us to make up-front expenditures during the initial start-up period. We expect that our initial expenses will result in losses early in our development. We can not guarantee that we will become profitable after we complete our initial doll purchases and web site development. See "Management's Discussion and Analysis or Plan of Operation."

Lack of Kachina doll supply could hurt our operations.
------------------------------------------------------

          We will depend entirely on Hopi carvers to supply us with Kachina dolls. Only a limited number of carvers produce the high quality dolls that we plan to market. If we are unable to get enough dolls to satisfy demand, our operations will suffer.

The auditor's "going concern" opinion in our financial statements creates additional doubt about our ability to stay in business.
-------------------------------------------------------

          The Independent Auditors' Report issued with our audited financial statements for the calendar year ended December 31, 2000, expresses substantial doubt about our ability to continue as a going concern, because Two Moons Kachinas was only recently formed, and has not yet been successful in establishing profitable operations.

Strong competition may hurt our operations.
-------------------------------------------

          We plan to operate in the arts and crafts retail industry, of which the Native American retail industry is only a small niche. We will be a very insignificant part of this very large and competitive industry. We expect that most of our current and potential competitors will have much more financial, technical and personnel resources than Two Moons Kachinas. We can not guarantee that we will be able to compete successfully even in our own narrow market niche, let alone in the larger industry of which we are a part. Nor can we assure you that our direct competitors will not be more successful in acquiring and selling Kachina dolls than we will. Also, as additional competitors begin operations, the supply of Kachina dolls may exceed demand and result in lower market prices. Two Moons Kachinas' competitive position in Kachina sales will be extremely small.

The market for higher-end Kachinas is limited.
----------------------------------------------

          Two Moons Kachinas plans to specialize in the higher end of the Kachina market. Even though the market for Kachinas is fairly large in the U.S. and Europe, there may be a lack of market for more expensive Kachinas, since they are primarily sold in art galleries. We can give no assurance that the market for these Kachinas is large enough for us to stay in business.

Our lack of product diversification will make our operations riskier.
---------------------------------------------------------------------

          Our operations will focus on only one product. As a result, we will not have any alternative source of revenue if we are unable to sell enough Kachinas to make a profit.

The Native American arts and crafts industry is not highly organized.
---------------------------------------------------------------------

          Accurate data about the various facets of the Native American arts and crafts industry is very difficult to obtain, and organized or aggregate information for the most part does not exist. This lack of industry organization and information may make if more difficult for us to formulate a successful business plan.

The lack of organization in the Native American arts and crafts market may make our products harder to sell.
---------------------------------

          The Native American arts and crafts industry lacks well-defined and established channels of product distribution. There is no large-scale, organized system for wholesaling or retailing these products.

A weakening economy may make it harder for us to sell our products.
-------------------------------------------------------------------

          As with other "luxury" goods, we expect the demand for Native American arts and crafts to decrease in difficult economic times. Any substantial downturn in economic conditions could reduce our sales and would make it harder for us to earn a profit.

Uncertainty about the future of "e-commerce" may lead to uncertainty about our operations.
-----------

          Our business plan calls for us to make most of our sales through our retail web site. However, in recent months many "e-tailers" have suffered significant financial losses, and many have had to cease operations. Critical issues as to the viability of the e-commerce business model remain unresolved and may limit its growth in the future. These issues include security, reliability, cost, ease of use and access, and quality of service. We can not assure you that our e-commerce business model will be commercially viable.

A computer system failure would hurt our operations.
----------------------------------------------------

          Our ability to receive and process orders for our products will depend on efficient, uninterrupted operation of our computer and communications equipment. This equipment is vulnerable to flood, earthquake, power loss, telecommunications failure, and other similar events. We do not expect to use redundant systems or a contingent disaster recovery plan and do not plan to carry business interruption insurance to cover potential losses that may occur from such an event. Our computer equipment will also be vulnerable to computer viruses, break-ins and similar events that could lead to interruptions, loss of data or malfunction. Any such event would limit our revenues during the "down time" and may require substantial expense to repair.

The potential security risks of e-commerce may make our business model riskier.
--------

          One challenge to the success of e-commerce is the secure transmission of confidential information such as customer credit card numbers. We expect to rely on encryption devices supplied by third parties to provide this security. However, we can not assure you that computer capabilities, new discoveries in encryption technology or other circumstances will not result in a breach of the security devices that we will employ to protect confidential data. If such a breach were to occur, our reputation, business operations and financial condition could all be damaged. These concerns may require us to spend additional money to protect against the possibility of security breaches. In addition, consumer concerns about internet security may make it more difficult for us to sell our products.

Our industry has low barriers to entry.
---------------------------------------

          There are relatively low barriers to entry into the business of retailing over the internet. We have no patented technology or other means of inhibiting competitors from entering our market. We are likely to face additional competition from new entrants into our market in the future.

Our business plans may be delayed because our management does not have to spend very much time on our activities.
---------------------------------------

          Because other entities employ our officers full-time, they have not been able to devote their full time to our affairs. We expect that management will devote only part time attention to our activities, at least until we have been able to establish profitable operations, if ever.

Our officers' potential conflicts of interest may make it harder for us to proceed with our planned operations.
------------------------------------

          Our directors and officers may become officers, directors, controlling shareholders or partners of other entities engaged in a variety of businesses not related to our business. Potential conflicts of interest exist due to time, effort and corporate opportunity involved in participation with these other business entities.

The success of our operations will depend largely on David C. Merrell.
----------------------------------------------------------------------

          Our success will depend largely on the efforts of our President, David C. Merrell. We do not have a "key person" life insurance policy on Mr. Merrell. The loss of Mr. Merrell could have devastating effect on our business, operating results and financial condition. Our future growth and success also depends on our ability to identify, hire, train and retain other qualified management and technical personnel in the future. The inability to hire and retain necessary personnel could severely limit our ability to grow.

The offering price of our shares bears no relation to typical valuation measures.
---------

          We have set the price for our shares arbitrarily. The price is not based on any recognized criteria of value, such as assets, book value or net worth. You should not consider the offering price of our shares to be an indication of Two Moons Kachinas' value. Management expects that purchasers of shares in this offering will experience immediate and substantial dilution in net tangible book value. See "Dilution."

You should not expect the payment of dividends from your investment.
--------------------------------------------------------------------

          Two Moons Kachinas does not expect to pay dividends on its common stock in the foreseeable future. Future dividends, if any, will depend upon our earnings, if any. Purchasers who will need cash dividends from their investment should not purchase the shares.

Unless a public market develops for our securities, you may not be able to sell your shares.
-----------------

          There is no public market for our common stock. We can not guarantee that any public market will develop after the offering. As a result, purchasers of the shares may not be able to sell their investment readily, if at all.

We expect any future market for our shares to be volatile.
----------------------------------------------------------

          We believe that any market that may develop for our common stock to be very limited. We can not assure you that an established market will ever be developed or maintained. Any future market for our common stock is likely to be volatile and many factors may affect it. These include, for example:

          Our success, or lack of success, in marketing our products;

          Competition; and

          Fluctuations in operating results.

          The stock markets generally have experienced, and will probably continue to experience, extreme price and volume fluctuations which have affected the market price of the shares of many small capital companies.
These fluctuations have often been unrelated to the operating results of those companies. These broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our common stock in any market that may develop.

David C. Merrell and R. Kip Paul have voting control of Two Moons Kachinas.
---------------------------------------------------------------------------

          David C. Merrell and R. Kip Paul own all currently outstanding shares of our common stock. As a result, they can elect all of our directors, who in turn appoint all executive officers, without regard to the votes of other stockholders. Messrs. Merrell and Paul will still own about 71% of our outstanding shares and will still have absolute control over our management and affairs, even if we sell the maximum number of shares under this offering. See "Security Ownership of Certain Beneficial Owners and Management."

Our lack of an underwriter makes it less likely that a public market will develop.
--------

          We are not using an underwriter for this offering. As a result, the "due diligence" review that an underwriter would customarily perform has not been performed for this offering. Our directors and officers are conducting the offering, which makes it less likely that a public market will develop for our securities.

                          AVAILABLE INFORMATION
                          ---------------------

          We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2, under the Securities Act of 1933. The registration statement covers the securities described in this prospectus. This prospectus is filed as part of the registration statement. It does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with it. For further information about us and the common stock described by this prospectus, we refer you to the registration statement and to the exhibits and schedules filed with it. You may inspect or obtain these documents from the Commission's Public Reference Branch. The Commission's telephone number is 1-800-SEC-0330. You may also view them on the Commission's web site: www.sec.gov.

                    FORWARD-LOOKING STATEMENTS
                    --------------------------

          This prospectus contains forward-looking statements. These statements can be identified by the use of the forward-looking words "anticipate," "estimate," "project," "likely," "believe," "intend," "expect," or similar words. These statements discuss future expectations, contain projections regarding future developments, operations, or financial conditions, or state other forward-looking information. When considering such forward-looking statements, you should keep in mind the risk factors noted in this section and other cautionary statements throughout this prospectus and any prospectus supplement. You should also keep in mind that all forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect. If one or more risks identified in this prospectus, a prospectus supplement, or any applicable filings materializes, or any other underlying assumptions prove incorrect, Birch Financial's actual results may vary materially from those anticipated, estimated, projected or intended.

                         USE OF PROCEEDS
                         ---------------

          Two Moons Kachinas estimates that its net proceeds from this offering will be approximately $185,000, after deducting estimated offering expenses of $15,000. However, we can not guarantee that we will raise net proceeds of $185,000, or any amount. Two Moons Kachinas plans to use its net proceeds as follows:

                                        Assuming
                                        Maximum
                                        Shares
     Item                               Sold(1)
     ----                               ----

Web site design                        $  2,000

Web site maintenance                   $  3,000

Purchase of Kachinas                   $100,000

Travel                                 $ 20,000

Working Capital                        $ 60,000
                                        -------

                              Total    $185,000


     (1) These expenditures are estimates based on Two Moons Kachinas' present intentions. None of these items is a firm commitment by Two Moons Kachinas.

          The net proceeds from this offering will fund our operations for up to five years without the receipt of any operating revenues. Two Moons Kachinas will need to be operating profitably within five years from the completion of this offering in order to fund its operations from cash flow. Otherwise, it will have to seek additional debt or equity funding. We can give no assurance that we will be able to obtain additional financing from other sources. If we are not able to raise sufficient proceeds under this offering, we may have to delay our entire business plan.

                 DETERMINATION OF OFFERING PRICE
                 -------------------------------

          There is no public market for our shares of common stock. We have arbitrarily determined the price of the common stock based on the amount of net proceeds we need to start our operations (approximately $60,000) and the percentage ownership interest in Two Moons Kachinas that David C. Merrell and
R. Kip Paul are willing to give up. If the maximum offering is sold, Mr. Merrell and Paul will have a 71% ownership interest in Two Moons Kachinas. See the Risk Factor "The offering price of our shares bears no relation to typical valuation measures."

          We can not assure that any public market that develops for our common stock will equal or exceed the offering price of our shares. Purchasers of the shares face the risk that their shares will not be worth what they paid for them when the purchasers decide to sell them.

                             DILUTION
                             --------

          Purchasers of our shares will likely experience immediate and substantial dilution in the value of our common stock. The net tangible book value of Two Moons Kachinas as of March 31, 2001, was approximately $23,135, or $0.046 per share. Net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets and dividing the remainder by the number of shares of common stock outstanding.

          If we sell all 200,000 shares being offered in this offering at a price of $1.00 per share, the net tangible book value of Two Moons Kachinas as of March 31, 2001, would have been $208,135, equaling $0.297 per share, net of estimated offering expenses of $15,000. This amount represents an immediate increase of $0.251 per share, or approximately 546%, to David C. Merrell and
R. Kip Paul, our two existing stockholders, and an immediate dilution in net tangible book value of $0.703 per share, or approximately 70%, to purchasers of shares in this offering. The following table illustrates this dilution:


                                           Assuming
                                           Maximum
                                           Shares
                                           Sold
                                           ----

Initial public offering
price per share(1).........................$1.00

Net tangible book value per share
before offering............................$0.046

Increase per share due to new investors....$0.251
(approximately 546% increase)              ------

Net tangible book value per share
after offering(2)..........................$0.297
                                           ------
Dilution per share purchased by new
investors..................................$0.703
(approximately 70% decrease)

     (1)  Offering price per share before deduction of offering expenses.

     (2)  After deduction of offering expenses estimated at $15,000.


          The following table shows the number of shares purchased from Two Moons Kachinas, the total cash paid to Two Moons Kachinas, and the average price that the existing stockholders and purchasers under this offering paid for their shares:

                         Shares Purchased(1)         Total Consideration
                         ----------------            -------------------
                         Number      Percent         Amount      Percent
                         ------      -------         ------      -------
Existing stockholders...  500,000     71%           $ 25,000(2)     11%
New investors...........  200,000     29%           $200,000(3)     89%
                          -------     ---           -----------     ---

     Total..............  700,000    100%           $225,000       100%
                          -------    ----           --------       ----

          (1)  Assumes the sale of the maximum offering.

          (2) Considers only the cash contribution paid by the existing stockholders, and does not take into account other contributions such as services contributed.

          (3)  Before deduction of offering expenses estimated at $15,000.


                     SELLING SECURITY HOLDERS
                     ------------------------

           None of our security holders is offering any securities under this offering. Two Moons Kachinas is selling all of the shares under this offering.

                       PLAN OF DISTRIBUTION
                       --------------------

General
-------

          Two Moons Kachinas is offering its shares to the public through its directors and executive officers, David C. Merrell and R. Kip Paul, on a "direct participation" basis, with no minimum number of shares which must be sold. Messrs. Merrell and Paul will offer the shares to pre-existing business contacts whom they know personally. However, Two Moons Kachinas can provide no assurance that it will be able to sell any of the shares. There is no provision for the escrow of offering proceeds pending the receipt of any minimum proceeds; all proceeds will be immediately available for our use. The offering will continue until ______________, or until all offered shares are sold, or until terminated by Two Moons Kachinas, whichever occurs first. Our Board of Directors can extend the offering period for an additional two months, to ______________, in its sole discretion.

          All subscription payments shall be made payable to "Two Moons Kachinas Corp."

          The shares will be offered and sold by our directors and executive officers; they will receive no compensation except for reimbursement of expenses actually incurred in connection with offering activities. We have no plans, proposals, arrangements or understandings with any potential sales agent with respect to participation in the distribution of our securities. If we later decide to seek the participation of any potential sales agent, the registration statement of which this prospectus is a part will be appropriately amended to identify the agent.

          There are no formal arrangements between Two Moons Kachinas and its directors and executive officers pursuant to which shares will be reserved for sales to persons designated by such directors and executive officers or their affiliates. Directors and executive officers and their affiliates may purchase shares under this offering, but it is unlikely that they will purchase any shares.

          We are not using the services of an underwriter for the offer and sale of the shares; the independent "due diligence" review of Two Moons Kachinas and its affairs and financial condition which is usually performed by the underwriter has not been performed. We can give no assurance that any market for our securities will develop after the offering or that, if such a market does develop, it will be maintained. Since the offering is not being underwritten by a broker-dealer that would ordinarily be expected to publish quotations for and make a market in the offered securities following the offering, we have not had any discussions with any broker-dealer firms regarding the possibility of making a market in our securities after the offering.

          Prior to this offering, there has been no public market for our securities. All dealers effecting transactions in the shares being offered, whether or not the dealers are participating in this distribution, may be required to deliver a prospectus until the later of the termination of this offering or __________________ (90 days after the date of this prospectus). This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                        LEGAL PROCEEDINGS
                        -----------------

          Two Moons Kachinas is not a party to any pending legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against us. No director, executive officer or affiliate of Two Moons Kachinas or owner of record or beneficially of more than five percent of our common stock is a party adverse to Two Moons Kachinas or has a material interest adverse to us in any proceeding.

   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
   ------------------------------------------------------------

          The following table sets forth the names of all current directors and executive officers of Two Moons Kachinas. These persons will serve until the next annual meeting of the stockholders (held in May of each year) or until their successors are elected or appointed and qualified, or their prior resignation or termination.

                                            Date of       Date of
                       Positions          Election or   Termination
Name                     Held             Designation   or Resignation
----                     ----             -----------   --------------

David C. Merrell          President          5/00          *
                          Director           5/00          *

R. Kip Paul               Secretary/         5/00          *
                          Treasurer          5/00          *
                          Director           5/00          *

          * These persons presently serve in the capacities indicated.

Business Experience.
--------------------

          David C. Merrell, Director and President.   Mr. Merrell is 42 years
of age. Since 1989, he has been the owner of DCM Finance, a Salt Lake City based finance company that makes and brokers real estate loans. Mr. Merrell received his Bachelor of Science degree in Economics from the University of Utah in 1981.

          R. Kip Paul, Director and Secretary/Treasurer. Mr. Paul is 43 years old. Since 1982, he has been a commercial real estate broker with Colliers Commerce in Salt Lake City. Mr. Paul is involved in real estate investment, partnerships and private leasing.

Significant Employees.
----------------------

          Two Moons Kachinas does not employ any non-officers who are expected to make a significant contribution to its business.

Family Relationships.
---------------------

          There are no family relationships among our directors and executive officers.

Involvement in Certain Legal Proceedings.
-----------------------------------------

          During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of Two Moons Kachinas:

          (1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

          (2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

          (4) was found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
        --------------------------------------------------------------

Security Ownership of Certain Beneficial Owners.
------------------------------------------------

          The following table sets forth the shareholdings of David C. Merrell and R. Kip Paul, our only stockholders as of the date of this prospectus. Messrs. Merrell and Paul have sole investment and sole voting power over their shares.

                                Number                 Percentage
Name and Address      of Shares Beneficially Owned      of Class
----------------      ----------------------------      --------

David C. Merrell              250,000                      50%
9005 Cobble Canyon Lane
Sandy, Utah 84093

R. Kip Paul                   250,000                      50%
175 East 400 South, #700
Salt Lake City, Utah 84111
                              --------                   -----
          TOTALS              500,000                     100%


Security Ownership of Management.
---------------------------------

          The following table sets forth the shareholdings of Two Moons Kachinas' directors and executive officers as of the date of this prospectus. Each of these persons has sole investment and sole voting power over his shares.


                                   Number              Percentage
Name and Address        of Shares Beneficially Owned    of Class
----------------        ----------------------------   ----------

David C. Merrell               250,000                    50%
9005 Cobble Canyon Lane
Sandy, Utah 84093

R. Kip Paul                    250,000                     50%
175 East 400 South, #700
Salt Lake City, Utah 84111
                              --------                   -----
All directors and executive
officers as a group
(2 persons)                    500,000                    100%


Changes in Control.
-------------------

          There are no present arrangements or pledges of our securities which may result in a change in control of Two Moons Kachinas.

                    DESCRIPTION OF SECURITIES
                    -------------------------

Common Stock
------------

          Two Moons Kachinas has the authority to issue 50,000,000 shares of one mill ($0.001) par value common voting stock. The holders of Two Moons Kachinas' common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or series of stock are determined and specified as greater or lesser than one vote per share in the manner provided by the Articles of Incorporation. The shares of common stock do not carry cumulative voting rights in the election of directors.

          Our stockholders have no pre-emptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption rights and carries no subscription or conversion rights. In the event of liquidation of Two Moons Kachinas, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. All shares of the common stock now outstanding are fully paid and non-assessable.

          Our Bylaws authorize the Board of Directors to declare dividends on our outstanding shares.

          Our common stock holders are not personally liable for the payment of our debts.

          Our shares of common stock are "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission. This designation may adversely affect the development of any public market for our common stock or, if such a market develops, its continuation. Broker-dealers are required to personally determine whether an investment in "penny stock" is suitable for customers.

          Penny stocks are securities (i) with a price of less than five dollars per share; (ii) that are not traded on a "recognized" national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) of an issuer with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average annual revenues of less than $6,000,000 for the last three years.

          Section 15(g) of the 1934 Act, and Rule 15g-2 of the Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in Two Moons Kachinas' common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock."

          Rule 15g-9 of the Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for purchasers of our common stock to resell their shares to third parties or to otherwise dispose of them.

          All of the 500,000 outstanding shares of Two Moons Kachinas' common stock are "restricted" securities within the meaning of Rule 144 of the Securities Act of 1933. If a market for our common stock ever develops, the holders of these shares may begin selling them as early as February, 2002. Such sales may have a negative effect on our stock price. Messrs. Merrell and Paul currently owns all of the 500,000 shares of common stock that are currently outstanding.

          There is no provision in its Articles of Incorporation or Bylaws that would delay, defer, or prevent a change in control of Two Moons Kachinas.

              INTEREST OF NAMED EXPERTS AND COUNSEL
              -------------------------------------

          The financial statements of Two Moons Kachinas as of December 31, 2000, have been included herein in reliance on the report of Pritchett, Siler & Hardy, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

          We have not hired any expert or counsel on a contingent basis. No expert or counsel will receive a direct or indirect interest in Two Moons Kachinas, and no such person was a promoter, underwriter, voting trustee, director, officer or employee of Two Moons Kachinas.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                            LIABILITIES
                            -----------

          Section 78.7502(1) of the Nevada Revised Statutes authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

          Section 78.7502(2) of the Nevada Revised Statutes also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his actions were not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

          To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the Nevada Revised Statutes requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

          Section 78.751(1) of the Nevada Revised Statutes limits indemnification under Sections 78.7502(1) and 78.7502(2) to situations in which either (1) the stockholders, (2)the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

          Pursuant to Section 78.751(2) of the Nevada Revised Statutes, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

          Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his corporate role.

          Two Moons Kachinas' Articles of Incorporation provide for indemnification of its directors and executive officers to the fullest extent of the law for acts and omissions taking place in connection with their activities in those capacities. Our Bylaws provide for indemnification on substantially the same terms as the Nevada Revised Statutes. However, you are urged to review each of these documents for the actual text of their indemnification provisions. See the Exhibit Index.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Two Moons Kachinas pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     DESCRIPTION OF BUSINESS
                     -----------------------

GENERAL

          Two Moons Kachinas plans to market Hopi Kachina Dolls. Each Kachina doll represents a different kachina, or benevolent spirit who lives among the Hopi for a six month period each year, generally from February to July. The Kachina tradition is a religious practice that is unique only to the Pueblo tribes of Arizona and New Mexico.

          The Pueblo Indians believe that there are more than 350 Kachinas, or ancestral spirits, who act as intermediaries between God and man. These spirits may be animals, plants or earth. Well-known Kachinas include Mongwu, the Great Horned Owl Kachina; Kwahu, the Eagle Kachina; Hon, the Bear Kachina; Patung, the Squash Kachina, and Koyemsi, the Mudhead Kachina. Each tribe has its own variations.

          During religious ceremonies, male members of the tribe wear masks and costumes representing a particular Kachina. During the ceremony the tribes believe that the Kachina actually inhabits the participant's body. The dolls were initially created by Hopi men and given to children of the villages during the ceremonial performances.

          Kachina dolls are carved of dried cottonwood roots to represent the men who dance in costume as Kachina spirits. Because it draws moisture and life from the earth, the carvers believe that the cottonwood root has a spiritual quality. The carvers take only roots that are found broken from the tree; never from live trees.

          Originally, Kachina dolls were carved with flint knives and sanded and finished with pieces of sandstone. The dolls were then painted with mineral paint and adorned with feathers, shells, fur or leather. Most dolls were carved from several pieces of wood, with the head and limbs being glued to the torso.

          In recent years, the style of carving has evolved. Today's dolls feature intricate detail and are made with wood burning instruments, Dremel tools and other modern tools. Since the federal government banned the use of endangered species, feathers are now carved into the doll. Carvers make their dolls out of one piece of cottonwood and often spend several months on a single doll. As collectors have begun to realize the beauty of these creations, demand and prices have increased.

          The Kachina dolls that Two Moons Kachinas plans to market are unique works of collectable art. We plan to specialize in the higher end of the market, with prices generally ranging from $1,000 to $2,000.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

          Two Moons Kachinas plans to market Hopi Kachina Dolls. There are over 350 varieties of Kachinas and the Company will specialize in dolls in the $1,000 to $2,000 price range. All Kachina dolls will be signed by the artist, and will include the name of the Kachina and the village where the artist is from. There is a large market for Kachinas in both the U.S. and Europe.

DISTRIBUTION METHODS OF THE PRODUCTS OR SERVICES

          Two Moons Kachinas will market and distribute the Kachinas in two ways; first, by a company web site with multiple pictures and descriptions of each piece, and second, by placing a few pieces at a time on an internet auction site such as E-bay. We expect that about 75% of sales will come from our web site, with the remaining 25% coming from internet auctions. Our two officers will use computers at their home offices to monitor the corporate web site.

          We are currently working with three web site designers and will choose one that we believe will best fit our needs for the best price. We have allocated $2500 from the net proceeds of this offering to web site design and maintenance for a period of one year.

COMPETITIVE BUSINESS CONDITIONS

          There is much competition for the sale of Kachina dolls. However, most of the competition is for Kachinas that sell for under $300. Most Kachinas are sold in the Southwest in trading post stores to tourists. There are also many internet web sites and internet auctions that offer Kachinas. The higher priced Kachinas that we will offer are primarily sold in art galleries.

SOURCES AND AVAILABILITY OF RAW MATERIALS

          Two Moons Kachinas plans to acquire Kachinas through the help of Indian traders who have dealt with Hopi carvers for many years. Our officers have contacts that will allow us to purchase Kachinas at below wholesale prices. There are many Hopi Kachina carvers but only a limited number who produce the quality of Kachina that the Company plans to market. See the Risk Factor "Lack of Kachina doll supply could hurt our operations."

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

          There is a large market for Kachinas both in the U.S. and Europe. We will not have one or a few major customers. We expect our customers to be numerous, coming mainly from the internet and from around the world.

NEED FOR GOVERNMENTAL APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES

          There are no laws pertaining the purchase or sale of Kachina Dolls.

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON THE BUSINESS

          It is federal crime for any person to offer, display for sell, or sell any item in a way that falsely suggests that it is produced by Native Americans. For a corporation, the first knowing violation may result in a fine of up to $1,000,000, and for second violations, the fine may be as much as $5,000,000. Federal law also permits the U. S. Attorney General and Native American tribes to bring a civil action against any person who misrepresents an item as being produced by a Native American. The court may award injunctive relief, and the greater of: (i) treble damages; or (ii) $1000 for each day on which the offer, display for sale, or sale continues. The court may also award punitive damages and attorney's fees and costs of the lawsuit. We will use our best efforts to make sure that we buy only Native American goods. However, any violation of these statutes may significantly hurt our operations. Other than any potential violation of these statutes, we do not believe that existing governmental regulations will have any significant effect on our business, other than the usual requirements for a business license and payment of applicable taxes.

RESEARCH AND DEVELOPMENT

          There are no research and development requirements, other than developing a market on the internet.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

          Management does not believe that compliance with environmental laws will require any of its resources.

NUMBER OF EMPLOYEES

          Management of Two Moons Kachinas plan to work part time. If and when needed, one full time employee will be hired.

REPORTS TO SECURITY HOLDERS

          Two Moons Kachinas is not a reporting issuer under the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the 1934 Act for a period of at least one fiscal year. As of the calendar year ending December 31, 2000, we may be required to register the common stock being offered hereunder, under the 1934 Act, and continue to file annual and quarterly reports.

          The National Association of Securities Dealers, Inc. requires that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the 1934 Act. In order to maintain such a quotation, Two Moons Kachinas will have to register its securities under the 1934 Act on Form 8-A or Form 10-SB.

          The public may read and copy any materials that we file with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

          Two Moons Kachinas intends to furnish to its stockholders annual reports containing financial statements audited and reported upon by its independent accounting firm, and such other periodic reports as it may determine to be appropriate or as may be required by law.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
    ---------------------------------------------------------

          Our plan of operation for the next 12 months is to begin sales of Kachina dolls, both through our own web site and through internet auction sites. If we receive sufficient funding from this offering, we will hire a web site designer to design our retail web site. We will then purchase 10 to 20 collector-quality Kachinas from jobbers at below wholesale prices. In some cases, we will purchase them directly from carvers in the $1,000 to $2,000 price range.

          We will place photographs of the Kachinas on our web site and, if sales are slow after one month, we will put one or two Kachinas up for auction, with a minimum bid price, on an internet auction site.

          As we sell Kachinas, we plan to use the proceeds to buy additional Kachinas for resale. We believe that we can finance our initial needs for at least 12 months. Our officers have contacts through which they can purchase Kachinas at below wholesale prices. We plan to keep our expenses low and to keep our inventory rolling over. Management has verbally agreed not to accept any compensation until Two Moons Kachinas is operating profitably.

          Our officers are well-informed about Kachinas and plan to stay up-to-date on current trends through reading industry publications, visiting tradeshows, and communicating with personal contacts.

                     DESCRIPTION OF PROPERTY
                     -----------------------

          Two Moons Kachinas does not currently own any property. Its executive office is the home of David C. Merrell, its President, and is provided rent free. We plan to use a third-party web hosting service to house and maintain our web site.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          ----------------------------------------------

          There have been no material transactions, series of similar transactions or currently proposed transactions, to which we was or is to be a party, in which the amount involved exceeds $60,000 and in which any director or executive officer or any security holder who is known to us to own of record or beneficially more than 5% of the our common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
     --------------------------------------------------------

Market Information.
-------------------

          There has never been any "public market" for shares of common stock of Two Moons Kachinas. We intend to submit for quotations of our common stock on the OTC Bulletin Board of the National Association of Securities Dealers, Inc., once we register our securities to become subject to the reporting requirements of the 1934 Act. However, we can provide no assurance that we will meet the reporting requirements or that any market for our common stock will develop or be maintained.

          If a public market ever develops in the future, the sale of "unregistered" and "restricted" shares of common stock pursuant to Rule 144 of the Securities and Exchange Commission by our current stockholders may have a substantial negative impact on any such public market. Both David C. Merrell and R. Kip Paul would be able to sell up to 2,500 of their 250,000 "unregistered" and "restricted" shares in any three month period, beginning as early as February , 2002.

          Two Moons Kachinas will have to file quarterly and annual reports with the Commission in order to have its securities quoted on the OTC Bulletin Board. These reports must contain financial statements, with year-end financial statements being audited. Management expects that the legal and accounting fees required to prepare and file its periodic reports will total approximately $10,000 per year.

          There are no outstanding options, warrants or calls to purchase any of our authorized shares.

          The 500,000 "unregistered" and "restricted" shares of common stock owned by Messrs. Merrell and Paul are the only securities that Two Moons Kachinas has issued since its inception. Future sales of any of these shares may decrease the value of our common stock in any public market that may develop for the common stock. See "Security Ownership of Certain Beneficial Owners and Management."

Holders.
--------

          David C. Merrell and R. Kip Paul are the only record holders of our common stock as of the date of this prospectus.

Dividends.
----------

          Two Moons Kachinas has not declared any cash dividends with respect to its common stock, and does not intend to declare dividends in the foreseeable future. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our securities.

                      EXECUTIVE COMPENSATION
                      ----------------------

          Two Moons Kachinas has not paid its directors or officers any compensation since its inception. We do not have any employment agreements with our officers. If we are able to establish profitable operations, we expect to pay each of them $1,000 per month in compensation. The compensation may be deferred and convertible to stock at the officers' option.

                       FINANCIAL STATEMENTS
                       --------------------

          (i) Financial Statements for the period from inception on May 19, 2000, through December 31, 2000

              Independent Auditor's Report

              Balance Sheet, December 31, 2000

              Statement of Operations for the period from inception on May 19, 2000, through December 31, 2000

              Statement of Stockholders' Equity from inception on May 19, 2000, through December 31, 2000

              Statement of Cash Flows for the period from inception on May 19, 2000, through December 31, 2000

              Notes to Financial Statements


         (ii) Unaudited Financial Statements for the three months ended March 31, 2001, and for the period from inception on May 19, 2000, through March 31, 2001

              Unaudited Condensed Balance Sheet, March 31, 2001

              Unaudited Condensed Statements of Operations for the three months ended March 31, 2001, and for the period from inception on May 19, 2000, through March 31, 2001

              Unaudited Condensed Statements of Cash Flows for the three months ended March 31, 2001, and for the period from inception on May 19, 2000, through March 31, 2001

              Notes to Unaudited Condensed Financial Statements

                     TWO MOONS KACHINAS, CORP.
                   [A Development Stage Company]

                       FINANCIAL STATEMENTS

                         DECEMBER 31, 2000

                     TWO MOONS KACHINAS, CORP.
                  [A Development Stage Company]

                             CONTENTS

                                                           PAGE

Independent Auditors' Report                                1

Balance Sheet, December 31, 2000                            2

Statement of Operations, for the period from inception
   on May 19, 2000 through December 31, 2000                3

Statement of Stockholders' Equity, from inception
   on May 19, 2000 through December 31, 2000                4

Statement of Cash Flows, for the period from inception
   on May 19, 2000 through December 31, 2000                5

Notes to Financial Statements                             6-8

                  INDEPENDENT AUDITORS' REPORT


Board of Directors
TWO MOONS KACHINAS, CORP.
Salt Lake City, Utah

We have audited the accompanying balance sheet of Two Moons Kachinas, Corp. [a development stage company] at December 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the period from inception on May 19, 2000 through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Two Moons Kachinas, Corp. [a development stage company] as of December 31, 2000 and the results of its operations and its cash flows for the period from inception on May 19, 2000 through December 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Two Moons Kachinas, Corp. will continue as a going concern. As discussed in Note 6 to the financial statements, Two Moons Kachinas, Corp. was only recently formed, and has not yet been successful in establishing profitable operations, raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.
February 1, 2001
Salt Lake City, Utah

                     TWO MOONS KACHINAS, CORP.
                   [A Development Stage Company]

                           BALANCE SHEET


                               ASSETS


                                                    December 31,
                                                       2000
                                                       ----

CURRENT ASSETS:
  Cash                                              $  14,063

  Interest receivable                                      23

        Total Current Assets                           14,086

PROPERTY AND EQUIPMENT, net                             9,998

                                                    $  24,084

                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                  $      -

        Total Current Liabilities                          -

STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   500,000 shares issued and
   outstanding                                           500

  Capital in excess of par value                      24,500

  Deficit accumulated during the
    development stage                                   (916)

        Total Stockholders' Equity                    24,084

                                                    $ 24,084

The accompanying notes are an integral part of this financial statement.


                     TWO MOONS KACHINAS, CORP.
                   [A Development Stage Company]


                      STATEMENT OF OPERATIONS


                                                 From Inception
                                                   on May 19,
                                                  2000 Through
                                                  December 31,
                                                     2000
                                                     ----


REVENUE                                         $      -

OPERATING EXPENSES:
  General and Administrative                        1,376

LOSS FROM OPERATIONS                               (1,376)

OTHER INCOME:
  Interest                                            460

        Total Other Income                            460

LOSS BEFORE INCOME TAXES                             (916)

CURRENT TAX EXPENSE                                    -

DEFERRED TAX EXPENSE                                   -

NET LOSS                                        $    (916)

LOSS PER COMMON SHARE                           $    (.00)


The accompanying notes are an integral part of this financial statement.

                     TWO MOONS KACHINAS, CORP.
                   [A Development Stage Company]

                 STATEMENT OF STOCKHOLDERS' EQUITY

            FROM THE DATE OF INCEPTION ON MAY 19, 2000

                     THROUGH DECEMBER 31, 2000

                                                       Deficit
                                                     Accumulated
           Preferred Stock  Common Stock  Capital in  During the
                                           Excess of  Development
           Shares   Amount  Shares  Amount Par Value      Stage


BALANCE,
May 19,
2000          -    $   -        -   $   -  $     -   $     -

Issuance
of 500,000
shares
common
stock for
cash at
$.05 per
share,
May 19, 2000  -        -  500,000     500     24,500        -

Net loss for
the period
ended
December
31, 2000      -        -        -       -        -      (916)

BALANCE,
December 31,
2000          -    $   -  500,000   $ 500  $  24,500 $  (916)


The accompanying notes are an integral part of this financial statement.

                     TWO MOONS KACHINAS, CORP.
                   [A Development Stage Company]

                      STATEMENT OF CASH FLOWS

                  NET INCREASE (DECREASE) IN CASH


                                                  From Inception
                                                    on May 19,
                                                  2000 Through
                                                   December 31,
                                                       2000


Cash Flows Provided by Operating Activities:
 Net loss                                          $       (916)

 Adjustments to reconcile net loss to
   net cash used by operating activities:

 Depreciation and amoritization                             173

 Changes in assets and liabilities:

    (Increase) in interest receivable                       (23)

     Net Cash Provided (Used) by Operating Activities      (766)

 Cash Flows Provided by Investing Activities

  Purchase of property and equipment                     (10,171)

     Net Cash (Used) by Investing Activities             (10,171)

 Cash Flows Provided by Financing Activities:

  Proceeds from issuance of common stock                  25,000

      Net Cash Provided by Financing Activities           25,000

 Net Increase in Cash                                     14,063

 Cash at Beginning of Period                                  -

 Cash at End of Period                                $   14,063

 Supplemental Disclosures of Cash Flow Information:

  Cash paid during the period for:

    Interest                                          $       -

    Income taxes                                      $       -

 Supplemental Schedule of Noncash
 Investing and Financing Activities:

   For the period ended December 31, 2000:
     None


The accompanying notes are an integral part of this financial statement.

                     TWO MOONS KACHINAS, CORP.
                 [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Two Moons Kachinas, Corp. (the Company) was organized under the laws of the State of Nevada on May 19, 2000. The Company has elected an October 31st year end. The Company has not commenced planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company is seeking potential business ventures. The Company has, at the present time, not paid any dividends and any dividends that December be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Property and Equipment - Property and equipment are stated at cost. Expenditures for repairs and maintenance are charged to operating expense as incurred. Expenditures for additions and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in service. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is included in operations.

Depreciation - Depreciation of equipment is computed using the straight-line method over the estimated useful lives of the assets ranging from three to ten years. Leasehold improvements are amortized over the lease period or the estimated useful life of the improvements, whichever is less.

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 7]

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities deferral of the effective date of FASB Statement No. 133 (an amendment of FASB Statement No. 133)", SFAS No. 138 "Accounting for Certain
Derivative Instruments and Certain Hedging Activities   and Amendment of SFAS
No. 133", SFAS No. 139, "Recission of SFAS No. 53 and Amendment to SFAS No. 63, 89 and 21", and SFAS No. 140, "Accounting to Transfer and Servicing of Financial Assets and Extinguishment of Liabilities", were recently issued. SFAS No. 136, 137, 138, 139 and 140 have no current applicability to the Company or their effect on the financial statements would not have been significant.

                        TWO MOONS KACHINAS, CORP.
                      [A Development Stage Company]

                      NOTES TO FINANCIAL STATEMENTS

NOTE 2 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at cost, less accumulated depreciation as of December 31, 2000:

                                                 December 31,
                                                     2000
                                                     ----

        Computer and office equipment             $     10,171

               Less: accumulated depreciation             (173)

                                                  $      9,998

  Depreciation expense for the period ended December 31, 2000 amounted to $173.

NOTE 3 - CAPITAL STOCK

Common Stock   During December 2000, in connection with its organization, the
Company issued 500,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash at $25,000 (or $.05 per share).

NOTE 4 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at December 31, 2000, an operating loss carryforwards of approximately $900, which may be applied against future taxable income and which expires in various years through 2020.

The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax asset is approximately $310 as of December 31, 2000 with an offsetting valuation allowance at December 31, 2001 of the same amount. The change in the valuation allowance for the year ended December 31, 2001 is approximately $310.

NOTE 5 - RELATED PARTY TRANSACTIONS

Management Compensation - As of December 31, 2000, the Company has not paid any compensation to any officer or director of the Company.

Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his offices as a mailing address, as needed, at no expense to the Company.

                       TWO MOONS KACHINAS, CORP.
                   [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 6   GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 7   LOSS PER SHARE

  The following data shows the amounts used in computing loss per share:
                                                  From Inception
                                                    on May 19,
                                                   2000 Through
                                                   December 31,
                                                       2000
                                                       ----
     Loss from continuing operations
     available to common shareholders
     (numerator)                                    $    (916)

Weighted average number of
     common shares outstanding used
     in loss per share for the period
     (denominator)                                    500,000

Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

                     TWO MOON KACHINAS, CORP.
                   [A Development Stage Company]

             UNAUDITED CONDENSED FINANCIAL STATEMENTS

                           MARCH 31, 2001

                    TWO MOON KACHINAS, CORP.
                 [A Development Stage Company]


                             CONTENTS

                                                         PAGE

        Unaudited Condensed Balance Sheet,
             March 31, 2001                                   2


        Unaudited Condensed Statements of Operations,
             for the three months ended March 31, 2001 and
             for the period from inception on May 19, 2000
             through March 31, 2001                           3


        Unaudited Condensed Statements of Cash Flows,
             for the three months ended March 31, 2001 and
             for the period from inception on May 19, 2000
             through March 31, 2001                           4


        Notes to Unaudited Condensed Financial Statements   5-8

                     TWO MOON KACHINAS, CORP.
                   [A Development Stage Company]

                      CONDENSED BALANCE SHEET

                            [Unaudited]

                               ASSETS




                                                March 31,
                                                  2000
                                                  ----

CURRENT ASSETS:
  Cash                                         $ 13,622

  Interest receivable                                17

        Total Current Assets                     13,639


PROPERTY AND EQUIPMENT, net                       9,496

                                               $ 23,135


                LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable                             $    -

        Total Current Liabilities                   -

STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   500,000 shares issued and
   outstanding                                      500

  Capital in excess of par value                 24,500

  Deficit accumulated during the
    development stage                            (1,865)

        Total Stockholders' Equity               23,135
                                               $ 23,135

The accompanying notes are an integral part of these unaudited financial statements.


                     TWO MOON KACHINAS, CORP.
                   [A Development Stage Company]


                CONDENSED STATEMENTS OF OPERATIONS

                            [Unaudited]


                                                  From Inception
                               For the Three        on May 19,
                                Months Ended        2000 Through
                                 March 31,           March 31,
                                   2001                 2001
                                   ----                 ----
REVENUE                       $     -             $    -

OPERATING EXPENSES:
  General and Administrative     1,002               2,378

LOSS FROM OPERATIONS            (1,002)             (2,378)

OTHER INCOME:
  Interest                          53                 513

        Total Other Income          53                 513

LOSS BEFORE INCOME TAXES          (949)             (1,865)

CURRENT TAX EXPENSE                 -                  -

DEFERRED TAX EXPENSE                -                  -

NET LOSS                       $  (949)           $ (1,865)

LOSS PER COMMON SHARE          $  (.00)           $   (.00)


The accompanying notes are an integral part of these unaudited financial statements.


                     TWO MOON KACHINAS, CORP.
                   [A Development Stage Company]

                CONDENSED STATEMENTS OF CASH FLOWS

                  NET INCREASE (DECREASE) IN CASH

                            [Unaudited]




                                                   From Inception
                                   For the Three      on May 19,
                                   Months Ended     2000 Through
                                     March 31,        March 31,
                                       2001              2001
                                       ----              ----


Cash Flows Provided by
 Operating Activities:

 Net loss                          $   (949)        $    (1,865)

 Adjustments to reconcile
  net loss to net cash used
  by operating activities:

  Depreciation and amortization         502                 675

  Changes in assets and liabilities:
    (Increase) decrease in
     interest receivable                  6                 (17)

     Net Cash Provided (Used)
      by Operating Activities          (441)             (1,207)

Cash Flows Provided by Investing
 Activities:

  Purchase of property
   and equipment                          -             (10,171)

     Net Cash Provided (Used)
      by Investing Activities             -             (10,171)

Cash Flows Provided by
  Financing Activities:

  Proceeds from issuance
   of common stock                        -              25,000

     Net Cash Provided
      by Financing Activities             -              25,000

Net Increase (Decrease) in Cash        (441)             13,622

Cash at Beginning of Period          14,063                  -

Cash at End of Period              $ 13,622         $    13,622

Supplemental Disclosures of
 Cash Flow Information:

 Cash paid during the
  period for:

   Interest                        $      -         $        -

   Income taxes                    $      -         $        -

Supplemental Schedule of
 Non-cash Investing and
 Financing Activities:

  For the three months ended March 31, 2001:
     None.


The accompanying notes are an integral part of these unaudited financial statements.

                     TWO MOON KACHINAS, CORP.
                 [A Development Stage Company]

        NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization. Two Moons Kachinas, Corp. (the Company) was organized under the laws of the State of Nevada on May 19, 2000. The Company has elected an October 31st year end. The Company has not commenced planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company is seeking potential business ventures. The Company has, at the present time, not paid any dividends and any dividends that December be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Condensed Financial Statements. The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2001 and for the periods then ended have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2000 audited financial statements. The results of operations for the periods ended March 31, 2001 are not necessarily indicative of the operating results for the full year.

Property and Equipment. Property and equipment are stated at cost. Expenditures for repairs and maintenance are charged to operating expense as incurred. Expenditures for additions and betterment's that extend the useful lives of property and equipment are capitalized, upon being placed in service. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is included in operations.

Depreciation   Depreciation of equipment is computed using the straight-line method over the estimated useful lives of the assets ranging from three to ten years. Leasehold improvements are amortized over the lease period or the estimated useful life of the improvements, whichever is less.

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 7]

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

                          TWO MOON KACHINAS, CORP.
                       [A Development Stage Company]

              NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Recently Enacted Accounting Standards Statement of Financial Accounting Standards (SFAS) No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", SFAS No. 137, "Accounting for Derivative Instruments and Hedging
Activities   deferral of the effective date of FASB Statement No. 133 (an amendment of FASB Statement No. 133)", SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities and Amendment of SFAS No. 133", SFAS No. 139, "Recission of SFAS No. 53 and Amendment to SFAS No. 63, 89 and 21", and SFAS No. 140, "Accounting to Transfer and Servicing of Financial Assets and Extinguishment of Liabilities", were recently issued. SFAS No. 136, 137, 138, 139 and 140 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2   PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at cost, less accumulated depreciation as of March 31, 2000:
                                                March 31,
                                                  2001
                                                  ----

        Computer and office equipment       $    10,171


               Less: accumulated depreciation     (675)

                                            $    9,496

Depreciation expense for the three months ended March 31, 2001 amounted to $502.

NOTE 3 - CAPITAL STOCK

Common Stock - During December 2000, in connection with its organization, the Company issued 500,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash at $25,000 (or $.05 per share).

NOTE 4 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at March 31, 2001, an operating loss carryforwards of approximately $1,865, which may be applied against future taxable income and which expires in various years through 2020.

                      TWO MOON KACHINAS, CORP.
                 [A Development Stage Company]

                   NOTES TO UNAUDITED CONDENSED
                      FINANCIAL STATEMENTS

NOTE 4 - INCOME TAXES [Continued]

The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax asset is approximately $630 as of March 31, 2001, with an offsetting valuation allowance at March 31, 2001 of the same amount. The change in the valuation allowance for the three months ended March 31, 2001 is approximately $320.

NOTE 5 - RELATED PARTY TRANSACTIONS

Management Compensation - As of March 31, 2001, the Company has not paid any compensation to any officer or director of the Company.

Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his offices as a mailing address, as needed, at no expense to the Company.

NOTE 6   GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                      TWO MOON KACHINAS, CORP.
                 [A Development Stage Company]

                   NOTES TO UNAUDITED CONDENSED
                      FINANCIAL STATEMENTS

NOTE 7   LOSS PER COMMON SHARE

  The following data shows the amounts used in computing loss per share:


                                                  From Inception
                                 For the Three      on May 19,
                                 Months Ended      2000 Through
                                   March 31,         March 31,
                                     2000              2000
                                     ----              ----

Loss from continuing operations
available to common shareholders
(numerator)                       $ (949)          $ (1,865)

Weighted average number of
common shares outstanding used
in loss per share for the period
(denominator)                    500,000            500,000

Dilutive earnings (loss) per common share was not presented as the Company had no common stock equivalent shares per all periods presented that would affect the computation of diluted loss per share.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                  DISCLOSURE
                                  ----------

          We have not dismissed any principal independent accountant, and no such accountant has resigned or declined to stand for re-election, since our inception in May, 2000.

                     DEALER PROSPECTUS DELIVERY OBLIGATION
                     -------------------------------------

          Until __________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                             PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors And Officers
          -----------------------------------------

          Section 78.7502(1) of the Nevada Revised Statutes authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

          Section 78.7502(2) of the Nevada Revised Statutes also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his actions were not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

          To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the Nevada Revised Statutes requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

          Section 78.751(1) of the Nevada Revised Statutes limits indemnification under Sections 78.7502(1) and 78.7502(2) to situations in which either (1) the stockholders, (2)the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

          Pursuant to Section 78.751(2) of the Nevada Revised Statutes, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

          Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his corporate role.

          Two Moons Kachinas' Articles of Incorporation provide for indemnification of its directors and executive officers to the fullest extent of the law for acts and omissions taking place in connection with their activities in those capacities. Our Bylaws provide for indemnification on substantially the same terms as the Nevada Revised Statutes.

Item 25.  Other Expenses of Issuance And Distribution
          -------------------------------------------

          The following table sets forth the expenses which Two Moons Kachinas expects to incur in connection with the issuance and distribution of the shares registered hereby. All of these expenses, except for the Securities and Exchange Commission registration fee, are estimated:

     Securities and Exchange Commission registration fee........$    50
     Legal fees and expenses....................................$10,000
     Accounting fees............................................$ 2,500
     Printing and engraving expenses............................$   500
     Transfer agent fees........................................$ 1,500
     Miscellaneous..............................................$   450
                                                                 ------
          Total.................................................$15,000


Item 26.  Recent Sales of Unregistered Securities
          ---------------------------------------

          The following table provides information about all "unregistered" and "restricted" securities that Two Moons Kachinas has sold since inception, and which were not registered under the 1933 Act:

                                        Number
                         Date           of         Aggregate
Name of Owner            Acquired       Shares*    Consideration
-------------            --------       ------     -------------

David C. Merrell         2-26-01        250,000     $12,500
                                        Common

R. Kip Paul              2-26-01        250,000     $12,500
                                        Common


          Management believes that Messrs. Merrell and Paul are "accredited investors" as that term is defined under applicable federal and state securities laws, rules and regulations, because they are directors and executive officers of Two Moons Kachinas. Management also believes that the offer and sale of these shares of common stock were exempt from the registration requirements of Section 5 of the Act pursuant to Section 4(2) thereof, and from similar states' securities laws, rules and regulations covering the offer and sale of securities by available state exemptions from such registration.

Item 27.  Exhibits
          --------

          The following exhibits are filed as a part of this Registration
Statement:



Exhibit
Number      Description
------      ------------

 3.1      Articles of Incorporation

 3.2      Bylaws

 5.1      Opinion of Branden T. Burningham, Esq. regarding legality

23.1      Consent of Pritchett, Siler & Hardy, P.C.

23.2      Consent of Branden T. Burningham, Esq.

Item 28.  Undertakings
          ------------

          Two Moons Kachinas hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

               (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective
Registration Statement; and

               (iii) include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                            SIGNATURES
                            ----------

          In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Salt Lake City, State of Utah, on May 10, 2001.

                                   TWO MOONS KACHINAS CORP.


                                   By /s/ David C. Merrell
                                     ---------------------------------
                                     David C. Merrell, President and
                                     Director

          In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the dates stated.

                                    /s/ David C. Merrell
                                   ----------------------------------
                                   David C. Merrell, President and
                                   Director

                                    /s/ R. Kip Paul
                                   ----------------------------------
                                   R. Kip Paul, Secretary/
                                   Treasurer and Director


Date Filed: May 14, 2001                      SEC File No. _____________


                SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549


                            EXHIBITS

                                TO

                 FORM SB-2 REGISTRATION STATEMENT

                 UNDER THE SECURITIES ACT OF 1933

                     TWO MOONS KACHINAS CORP.


